                                    AMENDED AND RESTATED

                               INVESTMENT ADVISORY AGREEMENT

      AGREEMENT, made the 1st day of January, 2005, by and between Oppenheimer Quest for
Value Funds, a Massachusetts business trust (hereinafter referred to as the "Company"), and
OppenheimerFunds, Inc. (hereinafter referred to as "OFI").

      WHEREAS, the Company is an open-end, diversified management investment company registered as such with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940 (the "Investment Company Act"), and OFI is an
investment adviser registered as such with the Commission under the Investment Advisers Act of 1940;

      WHEREAS, Oppenheimer Quest Balanced Fund is a separately capitalized Series (the
"Series") of the Shares of beneficial interest to be issued by the Company ("Shares")
pursuant to the Company's registration statement;

      WHEREAS, the Company desires that OFI shall act as its investment adviser with respect to the Series pursuant to this Amended and Restated Investment Advisory Agreement
(the "Agreement");

      NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

General Provisions.

      The Company hereby employs OFI and OFI hereby undertakes to act as the investment adviser of the Company in connection with, and for the benefit of, the Series (including any Series hereafter created) and to perform for the Company such other duties and functions in connection with the Series for the period and on such terms as set forth in this Agreement.  OFI shall, in all matters, give to the Company and its Board of Trustees
(the "Trustees") the benefit of its best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Company to conform to (i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of state or Federal law; (iii) the provisions of the Declaration of Trust and By-Laws of the Company as amended from time to time; (iv) policies and determinations of the Trustees; (v) the fundamental policies and investment restrictions of the Series as reflected in the registration statement of the
Company under the Investment Company Act or as such policies may, from time to time, be amended and (vi) the Prospectus and Statement of Additional Information of the Series in
effect from time to time.  The appropriate officers and employees of OFI shall be available upon reasonable notice for consultation with any of the Trustees and officers of the
Company with respect to any matters dealing with the business and affairs of the Company including the valuation of portfolio securities of the Company which are either not registered for public sale or not traded on any securities market.

Investment Management.

      (a)  OFI shall, subject to the direction and control by the Trustees, (i) regularly provide investment advise and recommendations to the Company with respect to the investments, investment policies and the purchase and sale of securities and other investments for the Series; (ii) supervise continuously the investment program of the
Series and the composition of its portfolio and determine what securities shall be purchased or sold by; and(iii) arrange, subject to the provisions of paragraph 7 hereof, for the purchase of securities and other investments for the Series and the sale of securities and other investments held in the portfolio of the Series.

                                             1
      b)  Provided  that the  Company  shall not be  required  to pay any  compensation  for services  under this  Agreement  other than as  provided by the terms of the  Agreement  and subject to the  provisions  of paragraph 7 hereof,  OFI may obtain  investment  information, research or assistance from any other person,  firm or corporation to supplement,  update or otherwise improve its investment  management  services  including entering into sub-advisory agreements with other affiliated or unaffiliated  registered  investment  advisors to obtain specialized services.

      (c)  Provided that nothing herein shall be deemed to protect OFI from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, OFI shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

      (d)  Nothing in this Agreement shall prevent OFI or any entity controlling, controlled by or under common control with OFI or any officer thereof from acting as investment adviser for any other person, firm or corporation or in any way limit or restrict OFI or any of its directors, officers, stockholders or employees from buying, selling or trading any securities or other investments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by OFI of its duties and obligations under this Agreement.

Other Duties of OFI.

      OFI shall, at its own expense, provide and supervise the activities of all administrative and clerical personnel as shall be required to provide effective corporate administration for the Company, including the compilation and maintenance of such records with respect to its operations as may reasonably be required; the preparation and filing of such reports with respect thereto as shall be required by the Commission; composition of periodic reports with respect to operations of the Series for its shareholders; composition of proxy materials for meetings of the Series' shareholders; and the composition of such registration statements as may be required by Federal and state securities laws for continuous public sale of Shares of the Series.  OFI shall, at its own cost and expense, also provide the Company with adequate office space, facilities and equipment.  OFI shall, at its own expenses, provide such officers for the Company as the Board of Trustees may request.

Allocation of Expenses.

      All other costs and  expenses of the Series of the  Company not  expressly  assumed by
OFI under this  Agreement,  or to be paid by the  Distributor  of the Shares of the  Series, shall be paid by the  Company on behalf of the  Series,  including,  but not limited to: (i)
interest,  taxes and  governmental  fees;  (ii)  brokerage  commissions  and other  expenses incurred in acquiring or disposing of the portfolio  securities and other investments of the
Series;  (iii)  insurance  premiums  for  fidelity  and  other  coverage  requisite  to  its operations;  (iv) compensation and expenses of its Trustees other than those affiliated with
OFI; (v) legal and audit  expenses;  (vi)  custodian  and transfer  agent fees and expenses;
(vii) expenses  incident to the redemption of its Shares;  (viii)  expenses  incident to the issuance of its Shares against payment therefor by or on behalf of the subscribers  thereto;
(ix) fees and expenses,  other than as hereinabove  provided,  incident to the  registration under  Federal  and state  securities  laws of Shares of the  Series for  public  sale;  (x)
expenses of printing and mailing  reports,  notices and proxy  materials to  shareholders of the Company and the Series;  (xi) except as noted above,  all other  expenses  incidental to holding meetings of the Company's shareholders;  and (xii) such extraordinary  non-recurring expenses as may arise,  including  litigation,  affecting the Company or any Series  thereof and any  legal  obligation  which the  Company  or the  Series,  may have to  indemnify  its officers  and  Trustees  with  respect  thereto.  Any  officers or  employees of OFI (or any entity  controlling,  controlled  by, or under  common  control  with OFI) who also serve as officers,  Trustees or employees of the Company shall not receive any compensation  from the
Company or the Series for their services.

Compensation of OFI.

      The Company agrees to pay OFI and OFI agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the total net asset value of the Series of the Company as of the close of each business day and payable monthly at the annual rate for the Series set forth on Schedule A hereto.

Use of Name "Oppenheimer" or "Quest For Value".

      OFI hereby grants to the Company a royalty-free, non-exclusive license to use the name "Oppenheimer" or "Quest For Value" in the name of the Company for the duration of this
Agreement and any extensions or renewals thereof.  To the extent necessary to protect OFI's rights to the name "Oppenheimer" or "Quest For Value" under applicable law, such license shall allow OFI to inspect and, subject to control by the Company's Board, control the nature and quality of services offered by the Company under such name and may, upon termination of this Agreement, be terminated by OFI, in which event the Company shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name "Oppenheimer" or "Quest For Value" in the name of the Company or otherwise.  The name "Oppenheimer" and "Quest For Value" may be used or licensed by OFI in connection with any of its activities, or licensed by OFI to any other party.

Portfolio Transactions and Brokerage.

      (a)  OFI (and any Sub Advisor) is authorized, in arranging the purchase and sale of the portfolio securities and other investments of the Series to employ or deal with such members of securities or commodities exchanges, brokers or dealers (hereinafter
"broker-dealers"), including "affiliated" broker-dealers (as that term is defined in the
Investment Company Act), as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the portfolio transactions of the Series as well as to obtain, consistent with the provisions of subparagraph (c) of this paragraph 7, the benefit of such investment information or research as will be of significant assistance to the performance by OFI (and any Sub Advisor) of its (their) investment management functions.

      (b) OFI (and any Sub Advisor)  shall  select  broker-dealers  to effect the  portfolio transactions  of the Series on the basis of its  estimate  of their  ability to obtain  best
execution  of  particular   and  related   portfolio   transactions.   The  abilities  of  a
broker-dealer  to obtain best  execution  of  particular  portfolio  transaction(s)  will be judged by OFI (or any Sub Advisor) on the basis of all relevant  factors and  considerations including,  insofar as feasible,  the execution  capabilities required by the transaction or transactions;  the ability and willingness of the  broker-dealer to facilitate the portfolio transactions of the Series by participating  therein for its own account;  the importance to
the  Series  of  speed,   efficiency  or  confidentiality;   the  broker-dealer's   apparent
familiarity with sources from or to whom particular  securities or other  investments  might be  purchased  or  sold;  as  well as any  other  matters  relevant  to the  selection  of a broker-dealer for particular and related transactions of the Series.

      (c)  OFI  (and any Sub Advisor) shall have discretion, in the interest of the Company and the Series, to allocate brokerage on the portfolio transactions of the Series to broker-dealers, other than an affiliated broker-dealers, qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e)(3) of the Securities Exchange Act of 1934) for the Series and/or
other accounts for which OFI or its affiliates (or any Sub Advisor) exercise "investment discretion" (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of
1934) and to cause the Company or the Series to pay such broker-dealers a commission for effecting a portfolio transaction for the Company or the Series that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if OFI (or any Sub Advisor) determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer viewed in terms of either that particular transaction or the overall responsibilities of OFI or its affiliates  (or any
Sub Advisor) with respect to accounts as to which they exercise investment discretion. In reaching such determination, OFI (or any Sub Advisor) will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer.  In demonstrating that such determinations were made in good faith, OFI (and any Sub Advisor) shall be prepared to show that all commissions were allocated for purposes contemplated by this Agreement and that the total commissions paid by the Company and the Series over a representative period selected by the
Company's Trustees were reasonable in relation to the benefits to the Company and the
Series.

      (d)  OFI  (or any Sub Advisor) shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or
"posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Company and the Series for effecting its portfolio transactions to the extent consistent with the interests and policies of the Company and the Series as established by the determinations of the Board of Trustees of the Company and the
provisions of this paragraph 7.

      (e)  The Company recognizes that an affiliated broker-dealer: (i) may act as one of the Company's regular brokers for the Company or the Series thereof so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage commissions paid by the
Company or a Series thereof; and (iii) may effect portfolio transactions for the Company or the Series only if the commissions, fees or other remuneration received or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment Company Act to be within the permissible level of such commissions.

Duration.

      This Agreement will take effect on the date first set forth above.  Unless earlier terminated pursuant to paragraph 10 hereof, this Agreement shall remain in effect from year to year, so long as such continuance shall be approved at least annually by the Company's
Board of Trustees, including the vote of the majority of the Trustees of the Company who are not parties to this Agreement or "interested persons" (as defined in the Investment
Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a "majority" (as defined in the Investment
Company Act) of the outstanding voting securities of the Company, or the Series thereof, and by such a vote of the Company's Board of Trustees.

Disclaimer of Shareholder or Trustee Liability.

      OFI understands and agrees that the obligations of the Company under this Agreement are not binding upon any shareholder or Trustee of the Company personally, but bind only the Company and the Company's property; OFI represents that it has notice of the provisions of the Declaration of Trust of the Company disclaiming shareholder or Trustee liability for acts or obligations of the Company.

Termination.

      This Agreement may be terminated (i) by OFI at any time without penalty upon sixty days' written notice to the Company (which notice may be waived by the Company); or (ii) by the Company at any time without penalty upon sixty days' written notice to OFI (which notice may be waived by OFI) provided that such termination by the Company shall be directed or approved by the vote of a majority of all of the Trustees of the Company then in office or by the vote of the holders of a "majority" of the outstanding voting securities of the Company (as defined in the Investment Company  Act).

Assignment or Amendment.

      This Agreement may not be amended, or the rights of OFI hereunder sold, transferred, pledged or otherwise in any manner encumbered without the affirmative vote or written consent of the holders of the "majority" of the outstanding voting securities of the
Company.  This Agreement shall automatically and immediately terminate in the event of its
"assignment," as defined in the Investment Company  Act.

Definitions.

      The terms and provisions of the Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions contained in the Investment Company
Act.

                                    Oppenheimer Quest for Value Funds,
                                    for its Series,
                                    Oppenheimer Quest Balanced Value Fund

                                    By: /s/ Robert G. Zack
                                        ------------------
                                        Robert G. Zack
                                         Secretary

                                    OppenheimerFunds, Inc.

                                    By: /s/ John V. Murphy
                                        ------------------
                                         John V. Murphy
                                         Chairman, President & Chief Executive Officer

                                         Schedule A

                                             to

                               Investment Advisory Agreement

                                          between

                             Oppenheimer Quest For Value Funds
                                            and
                                   OppenheimerFunds, Inc.

-------------------- --------------------------------------------

  Name of Series      Annual Fee as a Percentage of Daily Total
                                     Net Assets
==================== ============================================
==================== ============================================

Oppenheimer Quest    0.80% of the first $1 billion of net assets
Balanced Value Fund  0.76% of the next $2 billion of net assets
                     0.71% of the next $1 billion of net assets
                     0.66% of the next $1 billion of net assets
                     0.60% of the next $1 billion of net assets
                     0.55% of the next $1 billion of net assets
                     0.50% of net assets over $7 billion

-------------------- --------------------------------------------